UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

Tier Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Parkridge Blvd., 4th Floor, Reston, Virginia		20191
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	571-382-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2007, the Board of Directors of Tier Technologies, Inc. ("Tier" or the "Company") increased the size of the Board of Directors to eight members and elected James R. Stone. Since November 2006, Mr. Stone has served as the Managing Director of USBX, Inc., an advisory firm. In November 2001, he founded Converge Capital Inc. an advisory firm that focuses on technology and business services deals, and has served as its Chief Executive Officer since inception. Previously, Mr. Stone was the Managing Director for Updata Capital, Inc., a mergers and acquisitions firm, from September 1999 through October 2001. Mr. Stone received his B.S. from Boston University Graduate School of Management, his M.B.A. in Finance from The University of Texas at Austin, and a J.D. from Columbia Law School.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

See exhibit list attached hereto.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tier Technologies, Inc.

March 30, 2007	By:	David E. Fountain

Name: David E. Fountain
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release "Tier Announces New Board Members" dated March 30, 2007.